Exhibit 99.1

For Immediate Release:	April 30, 2014

Investor Relations Contact:	Media Relations Contact:
Marliese L. Shaw	Adam J. Jeamel
EVP, Investor Relations Officer	VP, Corporate Communications
Rockville Bank: A Division of United Bank	Rockville Bank: A Division of United Bank
860-291-3622	860-291-3765
mshaw@rockvillebank.com	ajeamel@rockvillebank.com

United Financial Bancorp, Inc. & Rockville Financial, Inc.

Complete their Merger of Equals

Merged Company Also Declares $0.10 Cash Dividend Payable May 19

April 30, 2014 (Glastonbury, Conn.): United Financial Bancorp, Inc. (NASDAQ: UBNK) and Rockville Financial, Inc., (formerly NASDAQ: RCKB) today announced that United Bank of West Springfield, Massachusetts and Rockville Bank of Glastonbury, Connecticut have successfully completed their merger of equals effective April 30, 2014.

United Financial Bancorp, Inc. immediately merged with and into Rockville Financial, Inc. (“Rockville”), with Rockville as the surviving holding company in the merger. Rockville’s certificate of incorporation was amended to reflect that the holding company is now named United Financial Bancorp, Inc. Immediately following the merger of our two holding companies, United Bank merged with and into Rockville Bank, with Rockville as the surviving bank. Rockville Bank changed its name to United Bank.

The new United Financial Bancorp, Inc. will be traded on the NASDAQ Global Select Market under the symbol “UBNK” starting May 1.

William H.W. Crawford, IV, President and Chief Executive Officer of the former Rockville Bank and Rockville Financial, Inc., will be the Chief Executive Officer of United Bank and United Financial Bancorp, Inc. Richard B. Collins, United Financial Bancorp, Inc.’s former Chairman, President and Chief Executive Officer, retired at legal close today and will provide consulting services for one year. United’s current Executive Vice President and Chief Operating Officer, J. Jeffrey Sullivan, is now President of the combined Bank and the holding company.

Rockville and United publicly announced their strategic merger of equals on November 15, 2013, a stock-for-stock transaction valued at $369 million. United Financial Bancorp, Inc. shareholders will receive 1.3472 shares of the new United Financial Bancorp, Inc. (formerly Rockville Financial, Inc. common stock) for each share of legacy United Financial Bancorp, Inc. common stock.

The new United Bank is the largest community bank headquartered in the Hartford-Springfield market with total assets approaching $5 billion and over 50 banking locations stretching from New Haven County, Connecticut to Glastonbury, Connecticut and West Springfield, Massachusetts to Worcester, Massachusetts. The Bank’s Executive Headquarters will be in Glastonbury, Connecticut and the Bank will also maintain regional offices in Enfield and South Windsor, Connecticut and West Springfield and Worcester, Massachusetts.

In addition to the legal close of their merger today, United’s Board of Directors declared a cash dividend on the Company’s common stock of $0.10 per share to shareholders of record at the close of business on May 12, 2014 and payable on May 19, 2014. This dividend equates to a 2.93% annualized yield based on the $13.64 average closing price of the Rockville’s common stock in the first quarter of 2014. Rockville has paid dividends for 32 consecutive quarters. The dividend payment represents a 22% increase for pre-merger shareholders of United Financial Bancorp, Inc. due to the impact of the 1.3472 exchange ratio on their pre-merger stock ownership.

“United Bank and Rockville Bank officially came together today with a unified vision to be the premier community bank in New England for our customers, shareholders, communities and employees. We are the new United Bank,” said William H.W. Crawford, IV, the CEO of United Bank and United Financial Bancorp, Inc.

“Since we announced our merger of equals last November, we told customers and shareholders the new United Bank will be a Company that can provide the best products and services offered by the big banks but with the level of superior customer service you can only get from a best community bank like ours. Today, we begin a new era where we will deliver on that promise while providing strong shareholder return. For Rockville customers, although our name will change to United Bank, everything you like about Rockville you will love about the new United Bank.”

“I want to thank Dick Collins for his partnership in making this merger of equals successfully come together and congratulate him on his retirement. His leadership and vision for United throughout the process was instrumental and we could not have reached this day without him,” Crawford added.

“We made history today. We have combined two strong, highly respected, community banks into one powerful regional banking presence,” said Richard B. Collins, outgoing Chairman, President, and Chief Executive Officer of United Bank. “The years I spent at United have been very rewarding both personally and professionally. I leave for retirement with both a great deal of pride in what the United Bank team has accomplished over the years and with full confidence that the new, combined, United will grow and prosper in the future.”

Collins went on to say that he believes the new United will deliver the excellent customer service that is the hallmark of both predecessor banks while continuing to build shareholder value.

RBC Capital Markets, LLC served as the lead financial advisor to Rockville Financial, Inc. and rendered a fairness opinion in connection with the transaction. Sandler O’Neill + Partners, L.P. also rendered a fairness opinion in connection with the transaction. Hinckley, Allen & Snyder LLP acted as Rockville’s legal counsel. Sterne Agee & Leach, Inc. served as the exclusive financial advisor to United Financial Bancorp, Inc. and rendered a fairness opinion in connection with the transaction. Kilpatrick Townsend & Stockton LLP acted as United’s legal counsel.

The following individuals will serve on the United Financial Bancorp, Inc.’s Board of Directors and United Bank Board of Directors:

United Financial Bancorp, Inc.’s 10-member Board of Directors:

William H.W. Crawford, IV, CEO, United Bank and United Financial Bancorp, Inc.

J. Jeffrey Sullivan, President, United Bank and United Financial Bancorp, Inc.

Robert A. Stewart, Jr., Chairman of the Board of Directors

Raymond H. Lefurge, Jr., Vice Chairman of the Board of Directors

Michael A. Bars

Michael F. Crowley

Stuart E. Magdefrau

Kristen A. Johnson

Carol A. Leary

Kevin E. Ross

In addition to the 10 members of the Holding Company’s Board of Directors, the following 10 individuals will serve with them on United Bank’s Board of Directors:

Paula A. Aiello

C. Perry Chilberg

Carol Moore Cutting

David A. Engelson

Joseph F. Jeamel, Jr.

Thomas P. O’Brien

David J. O’Connor

Rosemarie Novello Papa

Richard M. Tkacz

Michael F. Werenski

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Central Connecticut and Western Central Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and approaching $5.0 billion in assets. Through the merger, Rockville Financial, Inc. completed the acquisition of United Financial Bancorp, Inc. The combined Company, known as United Financial Bancorp, Inc., trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”.

For more information about legacy United Bank’s services and products, call (866) 959-BANK and for information about legacy Rockville Bank’s services and products, call (860) 291-3600 or visit www.thenewunitedbank.com (live May 1) for more information about both banks. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com. (live May 1)

To download United Financial Bancorp, Inc.’s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit: https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device. (live May 1)

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.